Contact:  Ira Lamel/Mary Anthes                      Jeremy Fielding/David Lilly
          The Hain Celestial Group, Inc.             Kekst and Company
          631-730-2200                               212-521-4800

                  HAIN CELESTIAL ISSUES UPDATE ON STOCK OPTIONS

Melville, NY, June 15, 2007 --The Hain Celestial Group, Inc. (NASDAQ: HAIN), a leading natural and organic food and personal care products company, announced today that the Company has been informed by the Securities and Exchange Commission (the "SEC") that it is conducting an informal inquiry into its stock options practices. The Company intends to cooperate with the SEC's investigation.

The Hain Celestial Group
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Melville, NY, is a leading natural and organic food and personal care products company in North America and Europe. Hain Celestial participates in almost all natural food categories with well-known brands that include Celestial Seasonings(R), Terra Chips(R), Garden of Eatin'(R), Health Valley(R), WestSoy(R), Earth's Best(R), Arrowhead Mills(R), DeBoles(R), Hain Pure Foods(R), FreeBird(TM), Hollywood(R), Spectrum Naturals(R), Spectrum Essentials(R), Walnut Acres Organic(TM), Imagine Foods(TM), Rice Dream(R), Soy Dream(R), Rosetto(R), Ethnic Gourmet(R), Yves Veggie Cuisine(R), Linda McCartney(R), Realeat(R), Lima(R), Grains Noirs(R), Natumi(R), JASON(R), Zia(R) Natural Skincare, Avalon Organics(R), Alba Botanica(R) and Queen Helene(R). For more information, visit www.hain-celestial.com.

Safe Harbor Statement
This press release contains forward-looking statements within and constitutes a "Safe Harbor" statement under the Private Securities Litigation Act of 1995. Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve known and unknown risks and uncertainties, which could cause our actual results to differ materially from those described in the forward-looking statements. These risks include but are not limited to general economic and business conditions; the ability to implement business and acquisition strategies and integrate acquisitions; competition; retention of key personnel; compliance with government regulations and other risks detailed from time-to-time in the Company's reports filed with the Securities and Exchange Commission, including the report on Form 10-K for the fiscal year ended June 30, 2006. The forward-looking statements made in this press release are current as of the date of this press release, and the Company does not undertake any obligation to update forward-looking statements.